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EXHIBIT 21

                  SUBSIDIARIES OF SECURITY CAPITAL CORPORATION

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                                                                 JURISDICTION OF
                      NAME                                        INCORPORATION
                      ----                                       ---------------
  Security Capital Insurance Group, Inc.                             Delaware

  Possible Dreams, Ltd.                                              Delaware

  P.D. Holdings, Inc.                                                Delaware

  Pumpkin Masters Holdings, Inc.                                     Delaware

  Pumpkin, Ltd.                                                      Delaware

  Primrose Holdings, Inc.                                            Delaware

  Primrose School Franchising Company                                Georgia

  The Jewel I, Inc.                                                  Georgia

  WC Holdings, Inc.                                                  Delaware

  Health Power, Inc.                                                 Delaware

  CompManagement, Inc.                                                 Ohio

  CompManagement Disability Services Company                         Virginia

  CompManagement Health Systems, Inc.                                  Ohio

  CompManagement of Virginia, Inc.                                   Virginia

  M & N Risk Management, Inc.                                          Ohio

  M & N Enterprises, Inc.                                              Ohio
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